Exhibit 10.01

Concur Technologies, Inc.

Amended and Restated Board Compensation Policy

1.	For the existing outside members of the Board of Directors (“Board”) of Concur Technologies, Inc. (“Concur”), and each new outside Board member who joins the Board after March 15, 2007, each member will have an initial choice of one of the following two options:

Option Number	Annual Cash Payment	Annual Stock Grant (Restricted Stock or Restricted Stock Units)
Option 1	$35,000	3,250 shares
Option 2	None	6,500 shares

2.	The annual cash payment under Option 1 will be made as of the first business day after the Annual Stockholders’ Meeting each year as consideration for Board and committee services during the prior 12-month period, and will apply only if the applicable Board member served continuously on the Board for the prior 12-month period. However, for members joining the Board during a given 12-month period, the first payment will be pro rated from the commencement date to the next Annual Stockholders’ Meeting.

3.	The annual stock grant will be made as of the first business day after the Annual Stockholders’ Meeting each year. The stock granted will be in the form of restricted stock or restricted stock units as specified below, and will vest over 4 years with 25% vested on each anniversary of the grant. If the 2007 Equity Incentive Plan is approved by the stockholders at the 2007 Annual Stockholders’ Meeting, then the stock grant will be in the form of restricted stock units and will be subject to the terms of the 2007 Equity Incentive Plan and the then-current executive form of restricted stock unit award documentation. If the 2007 Equity Incentive Plan is not approved by the stockholders at the 2007 Annual Stockholders’ Meeting, then the stock grant will be in the form of restricted stock and will be subject to the terms of the 1998 Equity Incentive Plan and the then-current executive form of restricted stock award documentation.

4.	Outside Board members will receive no other compensation for services on the Board or any committee of the Board. Effective as of October 1, 2006, Concur will not grant further options under the 1998 Directors Stock Option Plan without the express approval by the Board after October 1, 2006.

5.	Board members who are employees of Concur will receive compensation as approved by the Board or the Compensation Committee of the Board, and will not receive compensation under this policy.